Exhibit 99.1

      News release

FOR IMMEDIATE RELEASE

SANDY SPRING BANCORP ANNOUNCES RECORD ANNUAL EARNINGS

OLNEY, MARYLAND, January 17, 2019 — Sandy Spring Bancorp, Inc., (Nasdaq-SASR), the parent company of Sandy Spring Bank, reported net income for the fourth quarter of 2018 of $25.6 million ($0.72 per diluted share) compared to net income of $8.3 million ($0.34 per diluted share) for the fourth quarter of 2017 and net income of $29.2 million ($0.82 per diluted share) for the third quarter of 2018. The previous quarter’s pre-tax results included $2.0 million of recovered interest and $0.6 million in merger expenses. The third quarter’s net income excluding the after-tax impact of these items would have been $28.2 million or $0.79 per diluted share. The prior year’s fourth quarter results included $1.8 million in post-tax merger expenses and $5.6 million in additional income tax expense from the revaluation of the deferred tax assets as a result of the reduction of the corporate tax rate under the Tax Cuts and Jobs Act that became effective at the end of 2017. The combined impact of those items in the prior year’s fourth quarter resulted in a reduction to quarterly earnings per share of approximately $0.30 per share.

Net income for the full year 2018 was a record $100.9 million ($2.82 per diluted share). The results for 2018 include the effect of merger expenses associated with the acquisition of WashingtonFirst Bankshares (“WashingtonFirst”) totaling $11.8 million and $2.4 million in recovered interest income from previously acquired credit impaired loans. The additional merger expenses, net of the interest recoveries, resulted in an after tax reduction to earnings per share of approximately $0.19 per share for full-year 2018. Net income for 2017, which includes the additional income tax expense and merger expenses, was $53.2 million ($2.20 per share). These items reduced the prior year’s earnings per share by approximately $0.33 per share.

“Last year was a banner year for our organization,” said Daniel J. Schrider, President and Chief Executive Officer. “In 2018 we successfully completed the acquisition of WashingtonFirst, expanded our presence throughout Greater Washington, and marked our 150th anniversary. And, we achieved solid core growth in a competitive marketplace. We are well positioned for 2019.”

The results of operations from the January 1, 2018, acquisition of WashingtonFirst Bankshares are included in the Company’s consolidated results of operations for 2018. At the acquisition date, WashingtonFirst had assets of $2.1 billion, loans of $1.7 billion and deposits of $1.6 billion. Cost savings as a result of the synergies from the combination of the two institutions will continue to be realized into the first half of 2019.

Fourth Quarter Highlights:

•	Post-acquisition loan growth momentum remained strong during the quarter. Compared to the post-acquisition combined portfolio at the beginning of 2018, the loan portfolio has experienced 9% growth. Overall, total loans increased 52% compared to the fourth quarter of 2017 as a result of strong organic growth and the WashingtonFirst acquisition.

•	The bank achieved 6% post-acquisition growth in total deposits in a competitive marketplace and a dynamic interest rate environment.

•	The net interest margin for the fourth quarter of 2018 was 3.57% compared to 3.57% for the fourth quarter of 2017 and 3.71% for the third quarter of 2018. Excluding the recovered interest on an acquired credit impaired loan the net interest margin would have been 3.60% for the third quarter of 2018.

•	Fourth quarter results reflected an annualized return on average assets of 1.25% and annualized return on average equity of 9.70%. The fourth quarter of 2017 results, which included the impact of the pre-tax merger expenses in addition to the income tax expense recognized as a result of the Tax Cuts and Jobs Act passed at the end of 2017, reflected a return on average assets of 0.61% and a return on average equity of 5.82%.

•	The Non-GAAP efficiency ratio was 51.78% for the current quarter compared to 55.69% for the fourth quarter of 2017 and 49.27% for the third quarter of 2018. The efficiency ratio for the third quarter of 2018, excluding the previously mentioned interest recoveries, was 50.48%.

Review of Balance Sheet and Credit Quality

At December 31, 2018, total assets amounted to $8.2 billion compared to $5.4 billion at December 31, 2017. This increase was primarily the result of the acquisition of WashingtonFirst’s $2.1 billion of assets. Total loans at December 31, 2018, were $6.6 billion compared to $4.3 billion at December 31, 2017. Post-acquisition asset growth has been primarily the result of net loan growth in 2018.

Tangible common equity totaled $728 million at December 31, 2018, compared to $484 million at December 31, 2017. At December 31, 2018, the ratio of tangible common equity to tangible assets increased to 9.23% compared to 9.04% at December 31, 2017. The initial impact on tangible common equity of the growth in intangible assets associated with the WashingtonFirst acquisition has been substantially offset during 2018 by increased net earnings. The Company had a total risk-based capital ratio of 12.27%, a common equity tier 1 risk-based capital ratio of 10.91%, a tier 1 risk-based capital ratio of 11.07% and a tier 1 leverage ratio of 9.51% at December 31, 2018.

The ratio of non-performing loans to total loans decreased to 0.55% at December 31, 2018, compared to 0.68% at December 31, 2017, as a result of the growth in the loan portfolio. Non-performing loans totaled $36.0 million at December 31, 2018, compared to $29.3 million at December 31, 2017, and $33.3 million at September 30, 2018. Non-performing loans include accruing loans 90 days or more past due and restructured loans, but exclude non-performing loans acquired in the WashingtonFirst acquisition.

Net loan charge-offs/recoveries were not significant for the fourth quarter of 2018 or the fourth quarter of 2017. The allowance for loan losses represented 0.81% of outstanding loans and 149% of non-performing loans at December 31, 2018, compared to 1.05% of outstanding loans and 154% of non-performing loans at December 31, 2017. The decline in the ratio of the allowance for loan losses to outstanding loans ratio is the result of the accounting for credit losses on the loans acquired in the WashingtonFirst acquisition, as any incurred credit losses have been embedded in the determination of the fair values of those loans.

Income Statement Review

For the fourth quarter of 2018, net interest income increased 52% to $66.1 million compared to $43.5 million for the fourth quarter of 2017 as average loans increased 52% primarily as a result of the WashingtonFirst acquisition and, to a lesser extent, the Company’s organic loan growth. The net interest margin for the current quarter was 3.57% compared to the net interest margin for the fourth quarter of 2017 of 3.57%. Amortization of the fair value adjustments to both interest-earning assets and interest-bearing liabilities directly attributable to the acquisition had a 12 basis point positive effect on net interest margin for the current period. This favorable margin impact was offset by approximately 5 basis points as a result of the impact that the current year’s reduction in the tax rate had on tax-advantaged investments.

The provision for loan losses was $3.4 million for the fourth quarter of 2018, compared to $0.5 million for the fourth quarter of 2017 and $1.9 million for the third quarter of 2018. The increase in the provision reflects the impact of organic loan production and the impact of acquired loans being re-underwritten as they matured under their original lending arrangements during the fourth quarter of 2018.

Non-interest income increased 14% to $14.0 million for the fourth quarter of 2018, compared to $12.3 million for the fourth quarter of 2017. The increase in non-interest income was due primarily to the impact of increased mortgage banking activities, income from wealth management activities and credit related fees.

Non-interest expenses increased 22% to $42.7 million for the fourth quarter of 2018, compared to $35.1 million in the fourth quarter of 2017. The prior year’s quarter included $2.9 million in merger expenses. Excluding these expenses, non-interest expenses increased 33% compared to fourth quarter of 2017 due to increased compensation and benefit costs, occupancy and other operational expenses as a result of the acquisition. The non-GAAP efficiency ratio improved to 51.78% for the fourth quarter of 2018, compared to 55.69% for the fourth quarter of 2017, as a result of the growth in net interest income.

Net interest income for the year ended 2018 increased 54%, compared to 2017, due to the combination of the acquisition and organic loan growth. For the year ended December 31, 2018, the net interest margin was 3.60% compared to 3.55% for the prior year. Net interest income for the year ended December 31, 2018 includes $2.4 million in recovered interest income on acquired credit impaired loans. This amount compares to interest recoveries of $1.1 million for 2017. Excluding these recoveries, the net interest margin would have been 3.58% for the year ended December 31, 2018 compared to 3.53% for the year ended December 31, 2017. The amortization of the fair value adjustments is estimated to be 13 basis points on an annual basis. This favorable margin effect was partially offset by the impact that the current year’s reduction in the tax rate had on the tax-advantaged securities in the investment portfolio, which adversely affected the margin by 5 basis points.

The provision for loan losses was $9.0 million for the year ended December 31, 2018, compared to $3.0 million for 2017. The increase in the provision reflects the organic growth in the loan portfolio year over year in addition to the impact of acquired loans being re-underwritten as they reached maturity under their original lending arrangements and cease to be accounted for as acquired loans.

Non-interest income was $61.0 million for 2018, compared to $51.2 million for 2017. The year ended December 31, 2018, included gains of $0.2 million on sales of investment securities compared to $1.3 million in 2017. Excluding these gains, non-interest income increased 22% compared to the prior year period primarily due to increases in mortgage banking activities, wealth management income and BOLI insurance mortality proceeds. Mortgage lending operations acquired as part of the WashingtonFirst transaction has resulted in significant growth in mortgage banking income for the year ended December 31, 2018.

Non-interest expenses increased 39% to $179.8 million for the year ended December 31, 2018, compared to $129.1 million for the prior year period. Excluding merger expense from both years in addition to the prior year’s prepayment penalties on the early pay-off of high rate FHLB advances, the year-over-year increase in non-interest expense was 36%. The majority of the increase was in compensation and benefit costs, occupancy costs and other operational expenses as a result of the acquisition of WashingtonFirst. The non-GAAP efficiency ratio improved to 50.87% for 2018 compared to 54.59% for 2017 as a direct result of the growth in net interest income. Excluding the interest recoveries the non-GAAP efficiency ratio for 2018 was 51.24% compared to 55.34% for 2017.

Explanation of Non-GAAP Financial Measures

Reported amounts are presented in accordance with generally accepted accounting principles in the United States (“GAAP”). The Company’s management uses supplemental non-GAAP financial measures in its analysis of the Company’s performance. These non-GAAP financial measures include: reported net income excluding intangible asset amortization, merger related expenses and the loss on the FHLB redemption from non-interest expense; non-interest income excluding securities gains (losses); and tax-equivalent net interest income, which adjusts the interest earned on tax-advantaged loans and tax-exempt investment securities to an amount comparable to interest subject to normal income taxes. Because the adjustments made to derive non-GAAP financial measures can vary from period to period, the Company’s management believes that the non-GAAP financial measures are useful in comparing period to period operating performance. Additionally, the Company believes this information is utilized by regulators and market analysts to evaluate a company’s financial condition and therefore, such information is useful to investors. These disclosures should not be viewed as a substitute for financial results in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Please refer to Non-GAAP Reconciliation table included with this release.

Conference Call

The Company’s management will host a conference call to discuss its fourth quarter results today at 2:00 P.M. (ET). A live Webcast of the conference call is available through the Investor Relations section of the Sandy Spring Website at AR. Participants may call 1-866-235-9910. A password is not necessary. Visitors to the Website are advised to log on 10 minutes ahead of the scheduled start of the call. An internet-based replay will be available on the website until 9:00 am (ET) January 31, 2019. A replay of the teleconference will be available through the same time period by calling 1-877-344-7529 under conference call number 10127438.

About Sandy Spring Bancorp, Inc.

Sandy Spring Bancorp, Inc., headquartered in Olney, Maryland, is the holding company for Sandy Spring Bank. Independent and community-oriented, Sandy Spring Bank offers a broad range of commercial banking, retail banking, mortgage and trust services throughout central Maryland, Northern Virginia, and the Greater Washington, D.C. market. Through its subsidiaries, Sandy Spring Insurance Corporation and West Financial Services, Inc., Sandy Spring Bank also offers a comprehensive menu of insurance and wealth management services. Visit www.sandyspringbank.com for more information.

For additional information or questions, please contact:

Daniel J. Schrider, President & Chief Executive Officer, or
Philip J. Mantua, E.V.P. & Chief Financial Officer
Sandy Spring Bancorp
17801 Georgia Avenue
Olney, Maryland 20832
1-800-399-5919
Email:	DSchrider@sandyspringbank.com
PMantua@sandyspringbank.com
Web site:	www.sandyspringbank.com

Media Contact:
Jen Schell
301-570-8331
jschell@sandyspringbank.com

Forward-Looking Statements

Sandy Spring Bancorp makes forward-looking statements in this news release and in the conference call regarding this news release. These forward-looking statements may include: statements of goals, intentions, earnings expectations, and other expectations; estimates of risks and of future costs and benefits; assessments of probable loan losses; assessments of market risk; and statements of the ability to achieve financial and other goals.

Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project” and other similar words and expressions. Forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made. Sandy Spring Bancorp does not assume any duty and does not undertake to update its forward-looking statements. Because forward-looking statements are subject to assumptions and uncertainties, actual results or future events could differ, possibly materially, from those that Sandy Spring Bancorp anticipated in its forward-looking statements and future results could differ materially from historical performance.

Sandy Spring Bancorp’s forward-looking statements are subject to the following principal risks and uncertainties: general economic conditions and trends, either nationally or locally; conditions in the securities markets; changes in interest rates; changes in deposit flows, and in the demand for deposit, loan, and investment products and other financial services; changes in real estate values; changes in the quality or composition of the Company’s loan or investment portfolios; changes in competitive pressures among financial institutions or from non-financial institutions; the Company’s ability to retain key members of management; changes in legislation, regulations, and policies; the possibility that any of the anticipated benefits of acquisitions will not be realized or will not be realized within the expected time period; and a variety of other matters which, by their nature, are subject to significant uncertainties. Sandy Spring Bancorp provides greater detail regarding some of these factors in its Form 10-K for the year ended December 31, 2017, including in the Risk Factors section of that report, and in its other SEC reports. Sandy Spring Bancorp’s forward-looking statements may also be subject to other risks and uncertainties, including those that it may discuss elsewhere in this news release or in its filings with the SEC, accessible on the SEC’s Web site at www.sec.gov.

Sandy Spring Bancorp, Inc. and Subsidiaries

FINANCIAL HIGHLIGHTS - UNAUDITED

	Three Months Ended			Twelve Months Ended
	December 31,		%	December 31,		%
(Dollars in thousands, except per share data)	2018	2017	Change	2018	2017	Change
Results of Operations:
Net interest income	$66,145	$43,492	52%	$260,445	$168,768	54%
Provision for loan losses	3,403	527	n.m	9,023	2,977	n.m
Non-interest income	14,030	12,294	14	61,049	51,243	19
Non-interest expenses	42,667	35,059	22	179,783	129,099	39
Income before income taxes	34,105	20,200	69	132,688	87,935	51
Net income	25,566	8,267	n.m	100,864	53,209	90

Pre-tax pre-provision income	$37,508	$23,647	59	$153,477	$95,164	61

Return on average assets	1.25%	0.61%		1.27%	1.02%
Return on average common equity	9.70%	5.82%		9.84%	9.66%
Net interest margin	3.57%	3.57%		3.60%	3.55%
Efficiency ratio - GAAP basis (1)	53.22%	62.85%		55.92%	58.68%
Efficiency ratio - Non-GAAP basis (1)	51.78%	55.69%		50.87%	54.59%

Per share data:
Basic net income	$0.72	$0.34	112%	$2.82	$2.20	28%
Diluted net income	$0.72	$0.34	112	$2.82	$2.20	28
Average fully diluted shares	35,747,478	24,228,471	48	35,728,146	24,207,728	48
Dividends declared per share	$0.28	$0.26	8	$1.10	$1.04	6
Book value per share	30.06	23.50	28	30.06	23.50	28
Tangible book value per share	20.48	20.18	1	20.48	20.18	1
Outstanding shares	35,530,734	23,996,293	48	35,530,734	23,996,293	48

Financial Condition at period-end:
Investment securities	$1,010,724	$775,025	30%	$1,010,724	$775,025	30%
Loans	6,573,014	4,314,248	52	6,573,014	4,314,248	52
Interest-earning assets	7,640,978	5,155,928	48	7,640,978	5,155,928	48
Assets	8,243,272	5,446,675	51	8,243,272	5,446,675	51
Deposits	5,914,880	3,963,662	49	5,914,880	3,963,662	49
Interest-bearing liabilities	5,378,026	3,584,462	50	5,378,026	3,584,462	50
Stockholders' equity	1,067,903	563,816	89	1,067,903	563,816	89

Capital ratios:
Tier 1 leverage (4)	9.51%	9.24%		9.51%	9.24%
Tier 1 capital to risk-weighted assets (4)	11.07%	10.84%		11.07%	10.84%
Total regulatory capital to risk-weighted assets (4)	12.27%	11.85%		12.27%	11.85%
Common equity tier 1 capital to risk-weighted assets (4)	10.91%	10.84%		10.91%	10.84%
Tangible common equity to tangible assets (2)	9.23%	9.04%		9.23%	9.04%
Average equity to average assets	12.90%	10.54%		12.87%	10.51%

Credit quality ratios:
Allowance for loan losses to loans	0.81%	1.05%		0.81%	1.05%
Non-performing loans to total loans	0.55%	0.68%		0.55%	0.68%
Non-performing assets to total assets	0.46%	0.58%		0.46%	0.58%
Allowance for loan losses to non-performing loans	148.51%	154.20%		148.51%	154.20%
Annualized net charge-offs to average loans (3)	0.02%	0.02%		0.01%	0.04%
(1)	The efficiency ratio - GAAP basis is non-interest expenses divided by net interest income plus non-interest income from the Condensed Consolidated Statements of Income. The traditional efficiency ratio - Non-GAAP basis excludes intangible asset amortization, merger expenses and loss on FHLB redemption from non-interest expense; securities gains (losses) from non-interest income and adds the tax-equivalent adjustment to net interest income. See the Reconciliation Table included with these Financial Highlights.
(2)	The tangible common equity to tangible assets ratio is a non-GAAP ratio that divides assets excluding intangible assets into stockholders' equity after deducting intangible assets and other comprehensive gains (losses). See the Reconciliation Table included with these Financial Highlights.
(3)	Calculation utilizes average loans, excluding residential mortgage loans held-for-sale.
(4)	Estimated ratio at December 31, 2018

Sandy Spring Bancorp, Inc. and Subsidiaries

RECONCILIATION TABLE - UNAUDITED

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
(Dollars in thousands)	2018	2017	2018	2017
Pre-tax pre-provision income:
Net income	$25,566	$8,267	$100,864	$53,209
Plus non-GAAP adjustments:
Merger expenses	-	2,920	11,766	4,252
Income taxes	8,539	11,933	31,824	34,726
Provision for loan losses	3,403	527	9,023	2,977
Pre-tax pre-provision income	$37,508	$23,647	$153,477	$95,164

Efficiency ratio - GAAP basis:
Non-interest expenses	$42,667	$35,059	$179,783	$129,099

Net interest income plus non-interest income	$80,175	$55,786	$321,494	$220,011

Efficiency ratio - GAAP basis	53.22%	62.85%	55.92%	58.68%

Efficiency ratio - Non-GAAP basis:
Non-interest expenses	$42,667	$35,059	$179,783	$129,099
Less non-GAAP adjustments:
Amortization of intangible assets	540	25	2,162	101
Loss on FHLB Redemption	-	-	-	1,275
Merger expenses	-	2,920	11,766	4,252
Non-interest expenses - as adjusted	$42,127	$32,114	$165,855	$123,471

Net interest income plus non-interest income	$80,175	$55,786	$321,494	$220,011
Plus non-GAAP adjustment:
Tax-equivalent income	1,232	1,874	4,715	7,459
Less non-GAAP adjustment:
Securities gains (losses)	45	(2)	190	1,273
Net interest income plus non-interest income - as adjusted	$81,362	$57,662	$326,019	$226,197

Efficiency ratio - Non-GAAP basis	51.78%	55.69%	50.87%	54.59%

Supplemental Non-GAAP Performance Measurements:
Net income - GAAP	$25,566	$8,267	$100,864	$53,209
Add: Merger expenses - net of tax	-	1,755	8,692	2,556
Less: Acquisition fair value marks - net of tax	1,716	12	7,493	77
Add: Incremental impact of revaluation of deferred tax assets	-	5,544	-	5,544
Net income - Non-GAAP	$23,850	$15,554	$102,063	$61,232

Diluted net income per share - Non-GAAP	$0.67	$0.64	$2.86	$2.53
Return on average assets - Non-GAAP	1.17%	1.15%	1.28%	1.17%
Return on average common equity - Non-GAAP	9.05%	10.95%	9.96%	11.11%

Tangible common equity ratio:
Total stockholders' equity	$1,067,903	$563,816	$1,067,903	$563,816
Accumulated other comprehensive loss	15,754	6,857	15,754	6,857
Goodwill	(346,130)	(85,768)	(346,130)	(85,768)
Other intangible assets, net	(9,788)	(580)	(9,788)	(580)
Tangible common equity	$727,739	$484,325	$727,739	$484,325

Total assets	$8,243,272	$5,446,675	$8,243,272	$5,446,675
Goodwill	(346,130)	(85,768)	(346,130)	(85,768)
Other intangible assets, net	(9,788)	(580)	(9,788)	(580)
Tangible assets	$7,887,354	$5,360,327	$7,887,354	$5,360,327

Tangible common equity ratio	9.23%	9.04%	9.23%	9.04%

Outstanding common shares	35,530,734	23,996,293	35,530,734	23,996,293
Tangible book value per common share	$20.48	$20.18	$20.48	$20.18

Sandy Spring Bancorp, Inc. and Subsidiaries

CONDENSED CONSOLIDATED STATEMENTS OF CONDITION  - UNAUDITED

	December 31,	December 31,
(Dollars in thousands)	2018	2017
Assets
Cash and due from banks	$67,014	$55,693
Federal funds sold	609	2,845
Interest-bearing deposits with banks	33,858	53,962
Cash and cash equivalents	101,481	112,500
Residential mortgage loans held for sale (at fair value)	22,773	9,848
Investments available-for-sale (at fair value)	937,335	729,507
Other equity securities	73,389	45,518
Total loans	6,573,014	4,314,248
Less: allowance for loan losses	(53,486)	(45,257)
Net loans	6,519,528	4,268,991
Premises and equipment, net	61,942	54,761
Other real estate owned	1,584	2,253
Accrued interest receivable	24,609	15,480
Goodwill	346,130	85,768
Other intangible assets, net	9,788	580
Other assets	144,713	121,469
Total assets	$8,243,272	$5,446,675

Liabilities
Noninterest-bearing deposits	$1,750,319	$1,264,392
Interest-bearing deposits	4,164,561	2,699,270
Total deposits	5,914,880	3,963,662
Securities sold under retail repurchase agreements and federal funds purchased	327,429	119,359
Advances from FHLB	848,611	765,833
Subordinated debentures	37,425	-
Accrued interest payable and other liabilities	47,024	34,005
Total liabilities	7,175,369	4,882,859

Stockholders' Equity
Common stock -- par value $1.00; shares authorized 100,000,000; shares issued and outstanding 35,530,734 and 23,996,293 at December 31, 2018 and December 31, 2017, respectively	35,531	23,996
Additional paid in capital	606,573	168,188
Retained earnings	441,553	378,489
Accumulated other comprehensive loss	(15,754)	(6,857)
Total stockholders' equity	1,067,903	563,816
Total liabilities and stockholders' equity	$8,243,272	$5,446,675

Sandy Spring Bancorp, Inc. and Subsidiaries

CONDENSED CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
(Dollars in thousands, except per share data)	2018	2017	2018	2017
Interest Income:
Interest and fees on loans	$78,081	$45,230	$293,131	$172,091
Interest on loans held for sale	262	6	1,245	279
Interest on deposits with banks	222	121	1,304	410
Interest and dividends on investment securities:
Taxable	5,219	3,309	20,516	13,881
Exempt from federal income taxes	1,820	2,001	7,855	8,111
Interest on federal funds sold	3	9	31	27
Total interest income	85,607	50,676	324,082	194,799
Interest Expense:
Interest on deposits	12,556	4,044	39,139	13,256
Interest on retail repurchase agreements and federal funds purchased	570	99	1,169	337
Interest on advances from FHLB	5,851	3,041	21,408	12,426
Interest on subordinated debt	485	-	1,921	12
Total interest expense	19,462	7,184	63,637	26,031
Net interest income	66,145	43,492	260,445	168,768
Provision for loan losses	3,403	527	9,023	2,977
Net interest income after provision for loan losses	62,742	42,965	251,422	165,791
Non-interest Income:
Investment securities gains (losses)	45	(2)	190	1,273
Service charges on deposit accounts	2,459	2,177	9,324	8,298
Mortgage banking activities	1,130	654	7,073	2,734
Wealth management income	5,492	5,054	21,284	19,146
Insurance agency commissions	1,138	1,307	6,158	6,231
Income from bank owned life insurance	663	595	4,327	2,403
Bank card fees	1,368	1,218	5,567	4,827
Other income	1,735	1,291	7,126	6,331
Total non-interest income	14,030	12,294	61,049	51,243
Non-interest Expenses:
Salaries and employee benefits	23,934	18,607	96,998	73,132
Occupancy expense of premises	4,413	3,146	18,352	13,053
Equipment expenses	2,426	1,802	9,335	7,015
Marketing	1,061	896	3,924	3,119
Outside data services	1,763	1,441	6,603	5,486
FDIC insurance	1,255	827	5,095	3,305
Amortization of intangible assets	540	25	2,162	101
Merger expenses	-	2,920	11,766	4,252
Other expenses	7,275	5,395	25,548	19,636
Total non-interest expenses	42,667	35,059	179,783	129,099
Income before income taxes	34,105	20,200	132,688	87,935
Income tax expense	8,539	11,933	31,824	34,726
Net income	$25,566	$8,267	$100,864	$53,209

Net Income Per Share Amounts:
Basic net income per share	$0.72	$0.34	$2.82	$2.20
Diluted net income per share	$0.72	$0.34	$2.82	$2.20
Dividends declared per share	$0.28	$0.26	$1.10	$1.04

Sandy Spring Bancorp, Inc. and Subsidiaries

HISTORICAL TRENDS - QUARTERLY FINANCIAL DATA - UNAUDITED

	2018				2017
(Dollars in thousands, except per share data)	Q4	Q3	Q2	Q1	Q4	Q3	Q2	Q1
Profitability for the Quarter:
Tax-equivalent interest income	$86,839	$85,595	$79,774	$76,589	$52,550	$51,477	$50,477	$47,754
Interest expense	19,462	16,783	14,779	12,613	7,184	6,892	6,250	5,705
Tax-equivalent net interest income	67,377	68,812	64,995	63,976	45,366	44,585	44,227	42,049
Tax-equivalent adjustment	1,232	1,221	1,177	1,085	1,874	1,888	1,901	1,796
Provision for loan losses	3,403	1,890	1,733	1,997	527	934	1,322	194
Non-interest income	14,030	15,033	14,868	17,118	12,294	12,746	13,571	12,632
Non-interest expenses	42,667	42,393	45,082	49,641	35,059	31,191	32,868	29,981
Income before income taxes	34,105	38,341	31,871	28,371	20,200	23,318	21,707	22,710
Income tax expense	8,539	9,107	7,472	6,706	11,933	8,229	6,966	7,598
Net income	$25,566	$29,234	$24,399	$21,665	$8,267	$15,089	$14,741	$15,112
Financial Performance:
Pre-tax pre-provision income	$37,508	$40,811	$35,832	$39,326	$23,647	$24,597	$24,016	$22,904
Return on average assets	1.25%	1.45%	1.23%	1.12%	0.61%	1.13%	1.14%	1.20%
Return on average common equity	9.70%	11.26%	9.66%	8.70%	5.82%	10.74%	10.80%	11.45%
Net interest margin	3.57%	3.71%	3.56%	3.58%	3.57%	3.54%	3.60%	3.51%
Efficiency ratio - GAAP basis (1)	53.22%	51.31%	57.29%	62.04%	62.85%	56.26%	58.80%	56.69%
Efficiency ratio - Non-GAAP basis (1)	51.78%	49.27%	52.98%	49.54%	55.69%	53.76%	54.10%	54.78%
Per Share Data:
Basic net income per share	$0.72	$0.82	$0.68	$0.61	$0.34	$0.62	$0.61	$0.63
Diluted net income per share	$0.72	$0.82	$0.68	$0.61	$0.34	$0.62	$0.61	$0.63
Average fully diluted shares	35,747,478	35,744,085	35,743,927	35,683,542	24,228,471	24,223,004	24,262,745	24,158,566
Dividends declared per common share	$0.28	$0.28	$0.28	$0.26	$0.26	$0.26	$0.26	$0.26
Non-interest Income:
Securities gains (losses)	$45	$82	$-	$63	$(2)	$-	$1,273	$2
Service charges on deposit accounts	2,459	2,316	2,290	2,259	2,177	2,140	2,017	1,964
Mortgage banking activities	1,130	1,672	2,064	2,207	654	632	840	608
Wealth management income	5,492	5,344	5,387	5,061	5,054	4,864	4,744	4,484
Insurance agency commissions	1,138	2,016	1,180	1,824	1,307	1,950	1,222	1,752
Income from bank owned life insurance	663	663	670	2,331	595	609	605	594
Bank card fees	1,368	1,436	1,393	1,370	1,218	1,211	1,253	1,145
Other income	1,735	1,504	1,884	2,003	1,291	1,340	1,617	2,083
Total Non-interest Income	$14,030	$15,033	$14,868	$17,118	$12,294	$12,746	$13,571	$12,632
Non-interest Expense:
Salaries and employee benefits	$23,934	$24,488	$24,664	$23,912	$18,607	$18,442	$18,282	$17,801
Occupancy expense of premises	4,413	4,355	4,642	4,942	3,146	3,294	3,211	3,402
Equipment expenses	2,426	2,441	2,243	2,225	1,802	1,722	1,767	1,724
Marketing	1,061	770	945	1,148	896	784	776	663
Outside data services	1,763	1,736	1,707	1,397	1,441	1,286	1,367	1,392
FDIC insurance	1,255	1,257	1,390	1,193	827	850	823	805
Amortization of intangible assets	540	540	541	541	25	25	25	26
Merger expenses	-	580	2,228	8,958	2,920	345	987	-
Professional fees	1,966	1,351	1,699	1,040	1,439	1,053	1,045	955
Other real estate owned expenses	47	36	41	38	14	4	(6)	5
Other expenses	5,262	4,839	4,982	4,247	3,942	3,386	4,591	3,208
Total Non-interest Expense	$42,667	$42,393	$45,082	$49,641	$35,059	$31,191	$32,868	$29,981
(1)	The efficiency ratio - GAAP basis is non-interest expenses divided by net interest income plus non-interest income from the Condensed Consolidated Statements of Income. The traditional efficiency ratio - Non-GAAP basis excludes intangible asset amortization, merger expenses and loss on FHLB redemption from non-interest expense; securities gains (losses) from non-interest income; and adds the tax-equivalent adjustment to net interest income. See the Reconciliation Table included with these Financial Highlights.

Sandy Spring Bancorp, Inc. and Subsidiaries

HISTORICAL TRENDS - QUARTERLY FINANCIAL DATA - UNAUDITED

	2018				2017
(Dollars in thousands)	Q4	Q3	Q2	Q1	Q4	Q3	Q2	Q1
Balance Sheets at Quarter End:
Residential mortgage loans	$1,228,247	$1,181,427	$1,106,674	$992,287	$921,435	$882,890	$871,766	$848,814
Residential construction loans	186,785	188,779	197,372	215,445	176,687	171,814	169,901	170,285
Commercial AD&C loans	681,201	631,589	609,266	564,871	292,443	295,222	314,259	309,350
Commercial investor real estate loans	1,958,395	1,924,397	1,923,827	1,928,439	1,112,710	1,104,669	1,069,988	979,410
Commercial owner occupied real estate loans	1,202,903	1,201,673	1,184,421	1,174,739	857,196	831,461	797,629	772,443
Commercial business loans	797,644	738,083	702,939	652,797	497,948	451,667	451,570	457,216
Consumer loans	517,839	523,011	525,574	532,973	455,829	456,395	458,058	455,478
Total loans	6,573,014	6,388,959	6,250,073	6,061,551	4,314,248	4,194,118	4,133,171	3,992,996
Allowance for loan losses	(53,486)	(50,409)	(48,493)	(46,931)	(45,257)	(44,924)	(45,079)	(43,861)
Loans held for sale	22,773	31,581	40,000	28,486	9,848	7,084	5,743	17,717
Investment securities	1,010,724	992,797	1,017,274	1,040,339	775,025	795,922	821,491	855,707
Interest-earning assets	7,640,978	7,428,534	7,532,664	7,285,731	5,155,928	5,049,229	4,988,704	4,919,927
Total assets	8,243,272	8,034,565	8,152,600	7,894,918	5,446,675	5,334,788	5,270,521	5,201,164
Noninterest-bearing demand deposits	1,750,319	1,902,537	1,910,690	1,767,523	1,264,392	1,312,710	1,302,536	1,234,505
Total deposits	5,914,880	5,898,394	5,837,826	5,627,206	3,963,662	3,955,792	3,885,445	3,799,198
Customer repurchase agreements	137,429	142,669	139,647	149,323	119,359	146,569	127,312	141,244
Total interest-bearing liabilities	5,378,026	5,042,431	5,168,055	5,057,645	3,584,462	3,422,568	3,380,221	3,380,937
Total stockholders' equity	1,067,903	1,042,716	1,026,349	1,014,608	563,816	564,480	554,683	544,261
Quarterly Average Balance Sheets:
Residential mortgage loans	$1,188,135	$1,122,946	$1,034,062	$1,117,478	$903,660	$880,782	$860,081	$847,896
Residential construction loans	202,710	215,578	223,171	193,327	171,239	172,921	169,130	157,152
Commercial AD&C loans	647,115	632,354	576,076	582,876	289,737	291,569	302,924	310,325
Commercial investor real estate loans	1,936,936	1,905,427	1,924,759	1,988,340	1,114,960	1,090,641	1,010,389	945,080
Commercial owner occupied real estate loans	1,196,506	1,190,865	1,184,409	940,065	842,642	808,802	776,279	774,964
Commercial business loans	751,769	700,791	666,280	657,372	454,330	459,779	454,724	462,444
Consumer loans	522,453	524,605	531,965	538,198	458,378	457,526	461,672	458,162
Total loans	6,445,624	6,292,566	6,140,722	6,017,656	4,234,946	4,162,020	4,035,199	3,956,023
Loans held for sale	21,923	29,939	25,403	35,768	5,862	7,093	7,077	7,402
Investment securities	986,146	996,365	1,028,306	1,062,325	780,522	813,179	842,837	818,287
Interest-earning assets	7,495,353	7,372,536	7,311,272	7,212,878	5,061,075	5,019,133	4,922,389	4,829,208
Total assets	8,105,492	7,986,525	7,926,735	7,841,611	5,346,625	5,297,368	5,202,398	5,111,698
Noninterest-bearing demand deposits	1,766,672	1,822,931	1,796,644	1,651,258	1,322,157	1,293,470	1,251,396	1,159,715
Total deposits	5,822,580	5,783,992	5,657,420	5,489,715	3,991,936	3,916,657	3,810,180	3,673,731
Customer repurchase agreements	146,637	139,809	148,539	136,694	139,125	133,145	132,552	128,485
Total interest-bearing liabilities	5,230,254	5,076,717	5,058,016	5,116,904	3,419,669	3,407,279	3,360,128	3,375,002
Total stockholders' equity	1,045,378	1,030,167	1,013,081	1,010,106	563,506	557,282	547,229	535,308
Financial Measures:
Average equity to average assets	12.90%	12.90%	12.78%	12.88%	10.54%	10.52%	10.52%	10.47%
Investment securities to earning assets	13.23%	13.36%	13.50%	14.28%	15.03%	15.76%	16.47%	17.39%
Loans to earning assets	86.02%	86.01%	82.97%	83.20%	83.68%	83.06%	82.85%	81.16%
Loans to assets	79.74%	79.52%	76.66%	76.78%	79.21%	78.62%	78.42%	76.77%
Loans to deposits	111.13%	108.32%	107.06%	107.72%	108.85%	106.02%	106.38%	105.10%
Capital Measures:
Tier 1 leverage (1)	9.51%	9.46%	9.27%	9.21%	9.24%	9.28%	9.26%	9.26%
Tier 1 capital to risk-weighted assets (1)	11.07%	11.18%	11.01%	11.08%	10.84%	10.99%	10.96%	11.02%
Total regulatory capital to risk-weighted assets (1)	12.27%	12.38%	12.19%	12.27%	11.85%	12.01%	12.00%	12.06%
Common equity tier 1 capital to risk-weighted assets (1)	10.91%	11.02%	10.85%	10.92%	10.84%	10.99%	10.96%	11.02%
Book value per share	$30.06	$29.35	$28.90	$28.61	$23.50	$23.53	$23.13	$22.74
Outstanding shares	35,530,734	35,521,541	35,511,943	35,463,269	23,996,293	23,990,370	23,983,997	23,930,165
(1)	Estimated ratio at December 31, 2018

Sandy Spring Bancorp, Inc. and Subsidiaries

LOAN PORTFOLIO QUALITY DETAIL - UNAUDITED

	2018				2017
(Dollars in thousands)	December 31,	September 30,	June 30,	March 31,	December 31,	September 30,	June 30,	March 31,
Non-Performing Assets:
Loans 90 days past due:
Commercial business	$49	$150	$6	$-	$-	$-	$-	$-
Commercial real estate:
Commercial AD&C	-	1,261	-	-	-	-	-	-
Commercial investor real estate	-	-	-	-	-	-	-	-
Commercial owner occupied real estate	-	13	112	-	-	-	424	-
Consumer	219	563	-	126	-	1	4	-
Residential real estate:
Residential mortgage	221	-	-	-	225	225	-	232
Residential construction	-	-	-	-	-	-	-	-
Total loans 90 days past due	489	1,987	118	126	225	226	428	232
Non-accrual loans:
Commercial business	7,086	6,352	6,883	6,634	6,703	6,091	6,807	4,849
Commercial real estate:
Commercial AD&C	3,306	136	136	136	136	137	137	137
Commercial investor real estate	5,355	5,861	5,878	5,813	5,575	5,589	6,934	7,970
Commercial owner occupied real estate	4,234	3,352	3,440	3,524	3,582	5,012	4,926	5,106
Consumer	4,107	4,098	4,298	3,244	2,967	3,152	3,111	3,058
Residential real estate:
Residential mortgage	9,336	9,134	6,251	7,063	7,196	7,345	7,101	6,908
Residential construction	159	163	168	174	177	182	187	189
Total non-accrual loans	33,583	29,096	27,054	26,588	26,336	27,508	29,203	28,217
Total restructured loans - accruing	1,942	2,224	1,663	2,678	2,788	2,471	2,569	2,409
Total non-performing loans	36,014	33,307	28,835	29,392	29,349	30,205	32,200	30,858
Other assets and real estate owned (OREO)	1,584	2,118	2,361	2,761	2,253	1,448	1,460	1,294
Total non-performing assets	$37,598	$35,425	$31,196	$32,153	$31,602	$31,653	$33,660	$32,152

	For the Quarter Ended,
	December 31,	September 30,	June 30,	March 31,	December 31,	September 30,	June 30,	March 31,
(Dollars in thousands)	2018	2018	2018	2018	2017	2017	2017	2017
Analysis of Non-accrual Loan Activity:
Balance at beginning of period	$29,096	$27,054	$26,588	$26,336	$27,508	$29,203	$28,217	$29,211
Non-accrual balances transferred to OREO	-	-	-	(289)	(888)	(411)	(175)	(113)
Non-accrual balances charged-off	(360)	(91)	(144)	(411)	(446)	(1,127)	(179)	(391)
Net payments or draws	(1,126)	(1,777)	(1,635)	(357)	(1,707)	(1,869)	(1,804)	(1,382)
Loans placed on non-accrual	5,973	4,193	2,245	1,309	2,504	1,712	3,144	1,461
Non-accrual loans brought current	-	(283)	-	-	(635)	-	-	(569)
Balance at end of period	$33,583	$29,096	$27,054	$26,588	$26,336	$27,508	$29,203	$28,217

Analysis of Allowance for Loan Losses:
Balance at beginning of period	$50,409	$48,493	$46,931	$45,257	$44,924	$45,079	$43,861	$44,067
Provision for loan losses	3,403	1,890	1,733	1,997	527	934	1,322	194
Less loans charged-off, net of recoveries:
Commercial business	(9)	(49)	(73)	322	48	1,029	107	260
Commercial real estate:
Commercial AD&C	-	-	-	(62)	-	-	(103)	-
Commercial investor real estate	109	(49)	(8)	(8)	(8)	(10)	(78)	(5)
Commercial owner occupied real estate	-	-	-	-	243	5	-	-
Consumer	45	85	244	99	(71)	103	189	167
Residential real estate:
Residential mortgage	183	(11)	13	(22)	(12)	(32)	(3)	(16)
Residential construction	(2)	(2)	(5)	(6)	(6)	(6)	(8)	(6)
Net charge-offs	326	(26)	171	323	194	1,089	104	400
Balance at end of period	$53,486	$50,409	$48,493	$46,931	$45,257	$44,924	$45,079	$43,861

Asset Quality Ratios:
Non-performing loans to total loans	0.55%	0.52%	0.46%	0.48%	0.68%	0.72%	0.78%	0.77%
Non-performing assets to total assets	0.46%	0.44%	0.38%	0.41%	0.58%	0.59%	0.64%	0.62%
Allowance for loan losses to loans	0.81%	0.79%	0.78%	0.77%	1.05%	1.07%	1.09%	1.10%
Allowance for loan losses to non-performing loans	148.51%	151.35%	168.17%	159.67%	154.20%	148.73%	140.00%	142.14%
Annualized net charge-offs to average loans	0.02%	0.00%	0.01%	0.02%	0.02%	0.10%	0.01%	0.04%

Sandy Spring Bancorp, Inc. and Subsidiaries

CONSOLIDATED AVERAGE BALANCES, YIELDS AND RATES - UNAUDITED

	Three Months Ended December 31,
	2018			2017
			Annualized			Annualized
	Average	(1)	Average	Average	(1)	Average
(Dollars in thousands and tax-equivalent)	Balances	Interest	Yield/Rate	Balances	Interest	Yield/Rate
Assets
Residential mortgage loans	$1,188,135	$11,348	3.82%	$903,660	$7,997	3.54%
Residential construction loans	202,710	2,086	4.08	171,239	1,636	3.79
Total mortgage loans	1,390,845	13,434	3.86	1,074,899	9,633	3.58
Commercial AD&C loans	647,115	9,466	5.80	289,737	3,718	5.09
Commercial investor real estate loans	1,936,936	24,301	4.98	1,114,960	12,580	4.48
Commercial owner occupied real estate loans	1,196,506	14,661	4.86	842,642	10,258	4.83
Commercial business loans	751,769	10,447	5.51	454,330	5,264	4.60
Total commercial loans	4,532,326	58,875	5.15	2,701,669	31,820	4.67
Consumer loans	522,453	6,258	4.75	458,378	4,438	3.88
Total loans (2)	6,445,624	78,567	4.84	4,234,946	45,891	4.31
Loans held for sale	21,923	262	4.78	5,862	6	0.38
Taxable securities	728,560	5,471	3.00	489,020	3,428	2.80
Tax-exempt securities (3)	257,586	2,314	3.59	291,502	3,095	4.25
Total investment securities	986,146	7,785	3.16	780,522	6,523	3.34
Interest-bearing deposits with banks	40,864	222	2.16	36,904	121	1.30
Federal funds sold	796	3	1.51	2,841	9	1.21
Total interest-earning assets	7,495,353	86,839	4.60	5,061,075	52,550	4.13

Less: allowance for loan losses	(51,302)			(45,247)
Cash and due from banks	64,866			50,489
Premises and equipment, net	62,219			54,741
Other assets	534,356			225,567
Total assets	$8,105,492			$5,346,625

Liabilities and Stockholders' Equity
Interest-bearing demand deposits	$695,762	226	0.13%	$625,502	135	0.09%
Regular savings deposits	334,593	82	0.10	323,367	53	0.07
Money market savings deposits	1,601,050	5,691	1.41	1,027,365	1,698	0.66
Time deposits	1,424,503	6,557	1.83	693,545	2,158	1.23
Total interest-bearing deposits	4,055,908	12,556	1.23	2,669,779	4,044	0.60
Other borrowings	214,278	570	1.06	139,125	99	0.28
Advances from FHLB	922,620	5,851	2.52	610,765	3,041	1.98
Subordinated debentures	37,448	485	5.18	-	-	-
Total interest-bearing liabilities	5,230,254	19,462	1.48	3,419,669	7,184	0.83

Noninterest-bearing demand deposits	1,766,672			1,322,157
Other liabilities	63,188			41,293
Stockholders' equity	1,045,378			563,506
Total liabilities and stockholders' equity	$8,105,492			$5,346,625

Net interest income and spread		$67,377	3.12%		$45,366	3.30%
Less: tax-equivalent adjustment		1,232			1,874
Net interest income		$66,145			$43,492

Interest income/earning assets			4.60%			4.13%
Interest expense/earning assets			1.03			0.56
Net interest margin			3.57%			3.57%
(1)	Tax-equivalent income has been adjusted using the combined marginal federal and state rate of 26.13% and 39.88% for 2018 and 2017 respectively. The annualized taxable-equivalent adjustments utilized in the above table to compute yields aggregated to $1.2 million and $1.9 million in 2018 and 2017, respectively.
(2)	Non-accrual loans are included in the average balances.
(3)	Includes only investments that are exempt from federal taxes.

Sandy Spring Bancorp, Inc. and Subsidiaries

CONSOLIDATED AVERAGE BALANCES, YIELDS AND RATES - UNAUDITED

	Twelve Months Ended December 31,
	2018			2017
			Annualized			Annualized
	Average	(1)	Average	Average	(1)	Average
(Dollars in thousands and tax-equivalent)	Balances	Interest	Yield/Rate	Balances	Interest	Yield/Rate
Assets
Residential mortgage loans	$1,115,869	$41,628	3.73%	$873,278	$30,648	3.51%
Residential construction loans	208,741	8,289	3.97	167,664	6,292	3.75
Total mortgage loans	1,324,610	49,917	3.77	1,040,942	36,940	3.55
Commercial AD&C loans	609,844	35,058	5.75	298,563	14,844	4.97
Commercial investor real estate loans	1,938,633	96,125	4.96	1,040,871	46,558	4.47
Commercial owner occupied real estate loans	1,128,836	53,712	4.76	800,879	38,759	4.84
Commercial business loans	694,330	36,499	5.26	457,802	20,585	4.50
Total commercial loans	4,371,643	221,394	5.06	2,598,115	120,746	4.65
Consumer loans	529,249	23,568	4.45	458,931	16,934	3.72
Total loans (2)	6,225,502	294,879	4.74	4,097,988	174,620	4.26
Loans held for sale	28,225	1,245	4.41	6,855	279	4.06
Taxable securities	736,054	21,362	2.90	517,375	14,372	2.78
Tax-exempt securities (3)	281,962	9,976	3.54	296,226	12,550	4.24
Total investment securities	1,018,016	31,338	3.08	813,601	26,922	3.31
Interest-bearing deposits with banks	74,956	1,304	1.74	37,728	410	1.09
Federal funds sold	2,151	31	1.42	2,581	27	1.03
Total interest-earning assets	7,348,850	328,797	4.47	4,958,753	202,258	4.08

Less: allowance for loan losses	(48,483)			(44,557)
Cash and due from banks	68,183			48,765
Premises and equipment, net	61,686			53,947
Other assets	535,278			223,012
Total assets	$7,965,514			$5,239,920

Liabilities and Stockholders' Equity
Interest-bearing demand deposits	$721,759	883	0.12%	$616,524	507	0.08%
Regular savings deposits	376,207	570	0.15	322,856	216	0.07
Money market savings deposits	1,541,142	18,719	1.21	1,000,965	5,031	0.50
Time deposits	1,290,626	18,967	1.47	651,610	7,502	1.15
Total interest-bearing deposits	3,929,734	39,139	1.00	2,591,955	13,256	0.51
Other borrowings	172,888	1,169	0.68	133,356	337	0.25
Advances from FHLB	980,541	21,408	2.18	664,966	12,426	1.87
Subordinated debentures	37,501	1,921	5.13	411	12	2.94
Total interest-bearing liabilities	5,120,664	63,637	1.24	3,390,688	26,031	0.77

Noninterest-bearing demand deposits	1,759,867			1,257,231
Other liabilities	60,188			41,075
Stockholders' equity	1,024,795			550,926
Total liabilities and stockholders' equity	$7,965,514			$5,239,920

Net interest income and spread		$265,160	3.23%		$176,227	3.31%
Less: tax-equivalent adjustment		4,715			7,459
Net interest income		$260,445			$168,768

Interest income/earning assets			4.47%			4.08%
Interest expense/earning assets			0.87			0.53
Net interest margin			3.60%			3.55%
(1)	Tax-equivalent income has been adjusted using the combined marginal federal and state rate of 26.13% and 39.88% for 2018 and 2017 respectively. The annualized taxable-equivalent adjustments utilized in the above table to compute yields aggregated to $4.7 million and $7.5 million in 2018 and 2017, respectively.
(2)	Non-accrual loans are included in the average balances.
(3)	Includes only investments that are exempt from federal taxes.